UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Trinity Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1200 Trinity Drive • Los Alamos, New Mexico 87544 • (505) 662-5171

May 3, 2004

Dear Shareholder:

On behalf of the Board of Directors and management of Trinity Capital Corporation, we cordially invite you to attend the Annual Meeting of shareholders of Trinity Capital Corporation to be held at 6:00 p.m. on May 20, 2004, at the Hilltop House Hotel located at 400 Trinity Drive in Los Alamos, New Mexico.  The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement discuss the business to be conducted at the meeting.  We have also enclosed a copy of our 2003Annual Report to Shareholders.  At the meeting we will report on operations and the outlook for the year ahead.

Your Board of Directors has nominated four persons to serve as directors, each of whom are incumbent directors. As you will recall, at the 2003 Annual Meeting, the shareholders adopted a staggered board, with only one-third of the directors being elected each year and serving for a three-year term. We recommend you vote your shares “for” the director nominees. Our Audit Committee has selected, and we recommend that you ratify the selection of, Neff & Ricci LLP to serve as our independent public accountants for the year ending December 31, 2004.

We encourage you to attend the meeting in person.  Whether or not you plan to attend, however, please complete, date, sign and return the enclosed proxy card in the enclosed envelope. This will assure that your shares are represented at the meeting.

We look forward to seeing and visiting with you at the meeting.

Very truly yours,

William C. Enloe
President and Chief Executive Officer

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON.  WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING.  IF YOU DO, YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH.  YOU MAY REVOKE THE PROXY CARD AT ANY TIME PRIOR TO ITS EXERCISE.

1200 Trinity Drive • Los Alamos, New Mexico 87544 • (505) 662-5171

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

TO BE HELD MAY 20, 2004

TIME:	6:00 p.m. on Thursday, May 20, 2004

PLACE:	Hilltop House Hotel –Third Floor
400 Trinity Drive
Los Alamos, New Mexico 87544

ITEMS OF BUSINESS:	1. Election of four members of the Board of Directors;
2. Ratification of the appointment of Neff & Ricci, LLP as our independent public accountants for the year ending December 31, 2004; and
3. The transaction of such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

RECORD DATE:	You may vote if you were a shareholder of record on April 9, 2004.

ANNUAL REPORT:	Our 2003 Annual Report on Form 10-K, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING:

It is important that your shares are represented and voted at the Annual Meeting.  You can vote your shares by completing and returning the proxy card included with this notice.  You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement.

POSTPONEMENT:

In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the meeting may be adjourned or postponed in order to permit us to further solicit proxies.

Steve W. Wells
Secretary
May 3, 2004

2004 PROXY STATEMENT

This Proxy Statement is being furnished to shareholders of Trinity Capital Corporation (“Trinity”), a New Mexico corporation with its principal executive offices located in Los Alamos, New Mexico, in connection with the solicitation by our Board of Directors of proxies to be used at the 2004 Annual Meeting of shareholders, which will be held at the Hilltop House Hotel, located at 400 Trinity Drive in Los Alamos, New Mexico on May 20, 2004 at 6:00 p.m., or at any adjournments or postponements of the meeting.

Trinity Capital Corporation is the holding company for Los Alamos National Bank, a national banking organization. Trinity also owns all of the common securities of Title Guaranty & Insurance Company, a New Mexico corporation.  Trinity’s Annual Report on Form 10-K, including the consolidated financial statements for the year ended December 31, 2003, accompanies this Proxy Statement, which is first being mailed to shareholders on or about May 3, 2004.

ANNUAL MEETING

Purpose of Annual Meeting. The Annual Meeting is held to allow shareholders to act upon the matters outlined in the Notice of Annual Meeting of Shareholders, including the election of directors and the ratification of Trinity’s independent auditors.  In addition, management will report on the performance of Trinity and respond to questions from shareholders.

Shareholders Entitled to Vote and Voting Rights. Shareholders of record as of the close of business on April 9, 2004, the record date for the Annual Meeting, will be entitled to vote their shares at the Annual Meeting. As of the record date, there were 6,701,478 shares of common stock outstanding.  Each share of common stock is entitled to one vote on each matter properly brought before the shareholders at the Annual Meeting. Your proxy card(s) will state the number of votes held under each of your accounts. This Proxy Statement describes the matters that will be presented for consideration by the shareholders at the Annual Meeting.

How to Vote. Your vote is very important.  You may vote either by mail or in person at the meeting.  To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope.  No postage is required if mailed in the United States.  If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “for” all four nominees named in this Proxy Statement, “for” the ratification of our auditors and in accordance with the judgment of the proxy holders on any other matter properly brought before the meeting and any adjournments and postponements of the meeting. The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee.  In the latter case, shares represented by proxies may be voted “for” substitute nominees.  Proxies cannot be voted for more than four nominees.  The Board of Directors has no reason to believe any nominee will be unable to stand for re-election.

If you want to vote in person, please come to the meeting.  We will distribute written ballots to anyone who wants to vote at the meeting.  Even if you plan to attend the Annual Meeting, you should complete and return your proxy card in advance of the Annual Meeting in case your plans change.

Receipt of Multiple Shareholder Packages.  If you have multiple stock accounts with Trinity, you will receive one shareholder package for each account. Please complete the proxy card found in each package and return all of the completed proxy cards.  We have enclosed a notice regarding our intention to adopt the practice of “Householding” for future annual reports and proxy statements as permitted by the Securities and Exchange Commission. This practice will eliminate many of the duplicative packages as outlined in the accompanying notice. The notice also contains information on who you may contact to ensure you continue to receive duplicate packages should that be your preference.

Revocation of Proxies.  You can revoke your proxy at any time prior to the Annual Meeting by filling out a new proxy card or written notice of revocation delivered to Trinity prior to the Annual Meeting or by voting in person at the Annual Meeting. Should you vote in person, revoking a prior proxy, please inform the election judges of your revocation.

Required Vote.   A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the shareholder either:

•                       is present and votes in person at the meeting; or

•                       has properly submitted a signed proxy card or other form of proxy.

On April 9, 2004, the record date, there were 6,701,478 shares of common stock issued and outstanding.  Therefore, at least 3,350,740 shares need to be present at the Annual Meeting. The four individuals receiving the highest number of votes cast “for” their election will be elected as directors of Trinity.  The ratification of our auditors must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote.  Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter. We will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ending June 30, 2004.

Voting on Other Matters.  When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting.  The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring your shares will be voted whether or not you attend the meeting.  If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the proxy, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

Cost of Proxy Solicitation. We will bear the cost of soliciting proxies.  In addition to solicitations by mail, our officers, directors or employees may solicit proxies in person or by telephone.  These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

List of Shareholders.  Pursuant to state law and the bylaws of Trinity, the names of the shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and the 10 days prior to the Annual Meeting, during regular business hours, at the Corporate Offices at: 1200 Trinity Drive, 3rd Floor, Los Alamos, New Mexico 87544.

Shareholder Account Maintenance.  Should you find any errors or changes that should be made in your shareholder account information, please provide Trinity’s Stock Representative with a written account of the changes that should be made at: 1200 Trinity Drive, Los Alamos, New Mexico 87544 or by e-mail at tcc@lanb.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 1, 2004, by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table which can be found later in this Proxy Statement and by all directors and executive officers of Trinity as a group.  Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of securities within 60 days of March 1, 2004.  The address for the Los Alamos National Bank Employee Stock Ownership Plan (ESOP) and Los Alamos National Bank Trust Services is 1200 Trinity Drive, Los Alamos, New Mexico 87544.

Name of Individual and Number of Individuals in Group	Amount and Nature of Beneficial Ownership		Percent of Class(1)

Los Alamos National Bank ESOP	653,401	(2)	9.8%
Los Alamos National Bank Trust Services	394,978	(3)	5.9%
George A. Cowan	848,648	(4)	12.7%
William C. Enloe	189,406	(5)	2.8%
Jeffrey F. Howell	3,928	(6)	*
Deborah U. Johnson	5,000	(7)	*
Jerry Kindsfather	238,992	(8)	3.6%
Arthur B. Montoya, Jr.	6,676	(9)	*
Lewis A. Muir	281,102	(10)	4.2%
Stanley D. Primak	5,850	(11)	*
Charles A. Slocomb	1,418	(12)	*
Steve W. Wells	119,538	(13)	1.8%
Robert P. Worcester	8,888	(14)	*
All directors and executive officers as a group (12 persons)	1,719,229		24.9%

*Indicates that the individual or entity owns less than one percent of our common stock.

(1)                      Based upon 6,701,478 shares of common stock issued and outstanding at March 1, 2004.

(2)                      Of the 653,401 shares held by our ESOP, 527,207 are allocated to the individual participants’ accounts and 126,194 are unallocated and held by our ESOP.

(3)                      These shares are held in the Patricia A. Sander Revocable Trust, of which Los Alamos National Bank Financial Management is the trustee and has sole voting and investment power.

(4)                      These shares are held in the Cowan Revocable Trust, of which Dr. Cowan and his wife are the trustees and share voting and investment power.

(5)                      Includes 1,580 shares over which Mr. Enloe shares voting and investment power with his spouse, 47,826 shares held by Mr. Enloe in our ESOP and 140,000 shares available to Mr. Enloe through the exercise of options over which shares he has no voting power and sole investment power.

(6)                      Of the 3,928 shares held by Ms. Howell, 1,000 are held as custodian for her minor child.

(7)                      Ms. Johnson shares voting and investment power in 3,200 shares with her spouse. The remaining 1,800 shares are held by Ms. Johnson in her individual retirement account.

(8)                      Includes 228,584 shares held by J&G Investments, in which Mr. Kindsfather is a partner with shared voting and investment power.

(9)                      Dr. Montoya shares voting and investment power in 6,376 shares with his spouse. The remaining 300 shares are held by the Arthur B. Montoya, Jr., DDS Profit Sharing Plan over which Dr. Montoya shares voting and investment power.

(10)                Includes 28,720 shares over which Mr. Muir shares voting and investment power with his spouse and 5,008 shares over which his spouse has sole voting and investment power.

(11)                Includes 3,452 shares over which Mr. Primak shares voting and investment power with his spouse, 2,198 shares held in his individual retirement account and 200 shares held in the individual retirement account of his spouse.

(12)                Mr. Slocomb shares voting and investment power in such shares with his spouse.

(13)                Includes 34,876 shares Mr. Wells owns in our employee stock ownership plan, 12,582 shares held in his individual retirement account and 70,000 shares available to Mr. Wells through the exercise of options, over which shares he has no voting and sole investment power.

(14)                Mr. Worcester shares voting and investment power over such shares with his spouse.

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and, if appropriate, representations made by any reporting person concerning whether a Form 5 was required to be filed for 2003, we are not aware of any failures to comply with the filing requirements of Section 16(a) during 2003, except as described below.

On November 18, 2003, Arthur B. Montoya, Jr. purchased 300 shares of our common stock for the Arthur B. Montoya, Jr. DDS Profit Sharing Plan and 150 shares of our common stock for Dr. Montoya and his wife. Both purchases were reported in a Form 4 filed on November 25, 2003. On November 18, 2003, Jeffrey F. Howell purchased 1,000 shares of our common stock for her minor child. This purchase was reported in a Form 4 filed on November 28, 2003. On November 18, 2003, Deborah U. Johnson purchased 1,000 shares of our common stock for the Deborah U. Johnson Self-Directed IRA. This purchase was reported in a Form 4 filed on December 1, 2003. Ms.  Johnson also purchased 800 shares of our common stock for the Deborah U. Johnson Self-Directed IRA on September 1, 2003. This purchase was reported in a Form 4 filed on September 18, 2003. On November 18, 2003, Steve W. Wells purchased 116 shares of our common stock for the Steve W. Wells Self-Directed IRA. This purchase was first reported in a Form 4 filed on November 24, 2003. The Form 4, initially reporting the purchase date as November 20, 2003, was subsequently amended on December 2, 2003 to reflect the accurate date of purchase as November 18, 2003.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors conducts its business through meetings of the Board and through the activities of its committees. The Board of Directors meets monthly and may schedule special meetings as needed.  During the year ended December 31, 2003, our Board of Directors held 12 meetings.  Each of our directors attended at least 75% of the total number of Board of Directors meetings held and meetings of the committees on which such directors served during 2003 with the exception of Robert E. Waterman. Mr. Waterman was unable to attend any Board meetings in 2003 due to illness and passed away in February 2003. John C. Browne attended over 75% of the meetings of the Board until he resigned in June 2003.  It is Trinity’s policy that all directors shall attend the Annual Meetings, except in the event of illness or other unanticipated conflicts.  Eight of the 11 directors then serving attended Trinity’s 2003 Annual Meeting on October 1, 2003.

It is Trinity’s policy that the Board of Directors consists of a majority of independent directors. Each of our current directors, with the exception of Messrs. Enloe and Wells, who are employed by Trinity, are deemed to be “independent” as defined in the rules and regulations of the Nasdaq Stock Market, Inc. Executive sessions of non-management directors are held several times a year. These sessions are scheduled and chaired by the Chairman of the Board. Any non-management director can request the scheduling of an executive session.

The Board of Directors has established a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, among other committees. The table below provides membership and meeting information for each of these committees.

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
George A. Cowan
William C. Enloe(1)
Jeffrey F. Howell	X	(2)
Deborah U. Johnson			X		X
Jerry Kindsfather	X		X		X	(2)
Arthur B. Montoya, Jr.	X				X
Lewis A. Muir	X		X
Stanley D. Primak			X		X
Charles A. Slocomb	X
Steve W. Wells(1)
Robert P. Worcester	X		X	(2)	X

2003 Committee Meetings	5		3		0	(3)

(1)   Mr. Enloe and Mr. Wells are executive officers and as such are not members of the Board committees listed.

(2)   Committee Chair

(3)   The Nominating and Corporate Governance Committee conducted its business through meetings of the full Board of Directors in 2003.

Audit Committee.  The members of the Audit Committee are Ms. Howell (Chair) and Messrs. Kindsfather (appointed in October 2003), Montoya, Muir, Slocomb and Worcester, each of whom served on the committee in 2003 and will continue in 2004.  Each member of the Committee is deemed to be “independent” as such term is defined by Nasdaq and the rules and regulations promulgated by the Securities and Exchange Commission. The Board of Directors has determined that Ms. Howell qualifies and has appointed her to serve as the “audit committee financial expert” as defined in the rules and regulations of the Securities and Exchange Commission.  The Board based this decision on Ms. Howell’s extensive professional experience, as described in her biography below.

The committee selects and retains Trinity’s independent auditors, approves the services to be performed by the auditors, reviews the results of the auditor’s services and reviews with management Trinity’s systems of internal controls and internal audit reports.  The Committee has adopted a written charter, which can be found on Trinity’s website at www.lanb.com/tcc/management, setting forth the Committee’s duties and functions. The Audit Committee met five times in 2003.

Compensation Committee.  The members of the Compensation Committee are Messrs. Worcester (Chair), Kindsfather, Primak, and Muir and Ms. Johnson, each of whom served on the committee in 2003 and will continue in 2004. Each member of the Committee is deemed to be “independent” as such term is defined by Nasdaq.  The Committee is responsible for setting the compensation, pension, benefit and other human resource policies and programs for key management personnel of Trinity and Los Alamos National Bank.  The committee gathers information and research about executive compensation levels from industry consultants and peer institutions.  The committee has adopted a written charter, which can be found on Trinity’s website at www.lanb.com/tcc/management, which sets forth the committee’s duties and functions. The Compensation Committee met three times in 2003.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Messrs. Kindsfather (Chair), Montoya, Primak, and Worcester and Ms. Johnson, each of whom served on the Committee in 2003 and will continue in 2004. Each member of the Committee is deemed “independent” as such term is defined by Nasdaq.  The purpose of the Committee is to evaluate and recommend to the Board of Directors nominees for consideration by Trinity’s shareholders to serve as directors and to review and analyze the corporate governance policies and practices of Trinity, including Trinity’s Code of Business Conduct and Ethics which may be found on Trinity’s website at www.lanb.com/tcc/management. Any amendments or waivers to the Code of Ethics and Business Conduct will be posted at the same location on Trinity’s website. This Committee conducted its business in meetings of the full Board of Directors in 2003, but will conduct its own meetings beginning in 2004. The Committee has adopted a written charter, which can be found on Trinity’s website at www.lanb.com/tcc/management, setting forth the committee’s duties and functions.

Director Nominations and Qualifications. The Nominating and Corporate Governance Committee follows the procedures contained in Trinity’s bylaws and the nominating policies and procedures to identify, evaluate and select nominees for directors.  The Nominating and Corporate Governance Committee considers candidates suggested by the Board, management and shareholders. Existing directors whose terms will expire at the next annual meeting will automatically be evaluated unless a director has expressed his or her intent not to stand for re-election.  After each candidate is identified, the Committee compiles the information required in Trinity’s bylaws and makes an initial determination whether to entertain the candidate based on the information provided to the Committee, the directors’ own knowledge and any inquiries made by the Committee. This preliminary determination is also based on Trinity’s minimum qualifications for directors, the current composition of the Board, the balance of management and independent directors, and the need for Audit Committee members or other expertise. The Committee will also determine whether to conduct an interview of the candidate. After conducting all interviews and evaluations the Committee will make its recommendations to the Board. The Board will review the recommendations and make the final determination of which nominees will be presented for election.

The Board of Directors has adopted the following minimum qualifications for service on Trinity’s Board of Directors:

i.                  Each nominee should meet the minimum requirements for service on the Board of Directors contained in Trinity’s bylaws.

ii.               No nominee can be eligible for election or re-election as a director if, at the time of such election, such person would be 75 or more years of age, unless a waiver is obtained from the Board of Directors or the nominee was over the age of 75 when Trinity’s bylaws were amended on February 18, 2003.

iii.            Each nominee should possess the highest personal and professional ethics, integrity and values.

iv.           Each nominee should have, in the Nominating and Corporate Governance Committee’s opinion, a sufficient educational and professional background and have relevant past and current employment affiliations, board affiliations and experience for service on the Board.

v.              Each nominee should have demonstrated effective leadership and sound judgment in his or her professional life.

vi.           Each nominee should have a strong sense of service to the communities which Trinity and its subsidiaries serve.

vii.        Each nominee should have exemplary management and communication skills.

viii.     Each nominee should be free of conflicts of interest that would prevent him or her from serving on the Board. For the purposes of this item, individuals who (a) have a borrowing relationship or (b) conduct business in the ordinary course with Trinity or any of its subsidiaries should not, solely because of such relationships, be deemed to have a “conflict of interest.”

ix.             Each nominee should be expected to ensure that other existing and future commitments do not materially interfere with his or her service as a director of Trinity.

x.                Each nominee should review and agree to meet the standards and duties set forth in Trinity’s Code of Business Conduct and Ethics.

xi.             Each nominee should be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time.

The “independence” of non-management nominees will also be taken into account so that at least a majority of the Board of Directors will be made up of directors who satisfy the independence standards set forth by Nasdaq. Further information regarding the nominating policies and procedures, the director minimum qualifications and Trinity’s bylaws can be found on Trinity’s website at www.lanb.com/tcc/management.

Shareholder Nomination Procedures. For a shareholder nominee to be considered for inclusion in our proxy statement, the nominating shareholder must file a written notice of the proposed director nomination with our Corporate Secretary, at least 120 days prior to the date the previous year’s proxy statement was mailed to shareholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Committee may request additional information in order to make a determination as to whether to nominate the person for director.

Shareholders may otherwise nominate candidates for the Board of Directors by following the procedure detailed in Trinity’s bylaws.  The following is a summary of the process for shareholder nominations:

•                       The shareholder must provide a written statement suggesting an individual as a candidate that includes the information required by Trinity’s bylaws.

•                       The statement must be received by the Corporate Secretary, in the case of an annual meeting, not less than 60 days and not more than 90 days prior to the first anniversary (day and month) of the previous year’s annual meeting and, in the case of a special meeting, not less than 60 days and not more than 90 days prior to the special meeting.

Each shareholder written statement must set forth: (a) as to each person whom the shareholder proposes to nominate for election as director: (i) the name, age, business address and residential address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of our stock which are beneficially owned by such person on the date of the written statement; and (iv) any other information relating to such person that would be required to be disclosed pursuant to the rules and regulations promulgated under the Securities Exchange Act; and (b) as to the nominating shareholder giving the written statement: (i) the name and address, as they appear on our books, of the nominating shareholder and the name and principal business address of any other beneficial shareholder known by the nominating shareholder to support such nominees; and (ii) the class and number of shares of stock which are beneficially owned by the nominating shareholder on the date of such written statement and the number of shares owned beneficially by any other record or beneficial shareholders known by the nominating shareholder to be supporting such nominees on the date of such written statement.

Any deficiencies in a notice of shareholder nomination will be noted by the Corporate Secretary and the nominating shareholder will be informed and provided an opportunity to cure the defect, if possible.

No shareholder nominations were received by the Corporate Secretary as of May 3, 2004.  The Nominating and Corporate Governance Committee has not retained or paid any third parties to assist in the identification of nominees, but may retain such third parties in the future. All of the nominees approved by the Nominating and Corporate Governance Committee for inclusion on the proxy card included with this Proxy Statement are incumbent directors standing for re-election.

Communications with Directors.  All communications to Trinity’s directors must be made in writing to: Trinity Capital Corporation, General Counsel, 1200 Trinity Drive, Post Office Box 60, Los Alamos, New Mexico 87544.  Communications will be forwarded to the addressee and/or the appropriate committee chair or director. The General Counsel may summarize the contents of any such communications.  Directors may review a log of all communications received or request copies of any communications at any time. Concerns relating to accounting, internal controls and auditing matters will be promptly raised with our internal auditors, if appropriate, and reported to the Audit Committee. Our communication policy is available on Trinity’s website at www.lanb.com/tcc/management.

Other Shareholder Proposals. Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to our Corporate Secretary.  To be considered for inclusion in our proxy statement and form of proxy for our 2005 Annual Meeting of Shareholders, shareholder proposals must be received by our Corporate Secretary, at the above address, no later than January 3, 2005, and must otherwise comply with the notice and other provisions of our bylaws, as well as the rules and regulations of the Securities and Exchange Commission.

For proposals to be otherwise brought by a shareholder and voted upon at an annual meeting, the shareholder must file written notice of the proposal (containing the information specified in the bylaws about the shareholder and the proposed action) to our Corporate Secretary no less than 60 days prior to the first anniversary of the preceding year’s annual meeting.  Shareholder nominations must be received by the Corporate Secretary not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year’s annual meeting.

Code of Business Conduct and Ethics. We have a Code of Business Conduct and Ethics in place that applies to all of our directors and employees, including our Chief Executive Officer and our Chief Financial Officer. The Code of Business Conduct and Ethics is posted on our website at www.lanb.com/tcc/management. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendment to or waiver of the Code with respect to our executive officers and directors, and persons performing similar functions, by posting such information on our website. No waivers or amendments to Trinity’s Code of Business Conduct and Ethics were granted in 2003.

Compensation of Non-Employee Directors. During 2003, directors who were not full time employees of Trinity or Los Alamos National Bank were paid a fee of $500 per month for service as directors of Trinity, with the Chairman of the Board receiving an additional $500 per month and the Vice-Chairman of the Board receiving an additional $300 per month. Each director received $1,000 per month for service as a director of Los Alamos National Bank.

Related Party Transactions.  In 2003, we again engaged the services of Rick Johnson & Company, Inc., an advertising and marketing firm in which Deborah Johnson, a member of the Trinity and Los Alamos National Bank Boards of Directors, is a principal shareholder.  This is the eighth consecutive year that we have engaged Rick Johnson & Company, Inc.  During 2003, we paid Rick Johnson & Company, Inc. approximately $488,944 for advertising and marketing services, which constitutes less than 5% of that company’s annual gross income for the fiscal year. We believe that the terms for the advertising and marketing services provided by Rick Johnson & Company, Inc., are on the same terms as if they were with an unrelated third party.

Our directors and executive officers, and their associates, were customers of and had transactions with us during 2003.  Additional transactions are expected to take place in the future.  All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

All loans by Los Alamos National Bank to our executive officers and directors are subject to the regulations of the Office of the Comptroller of the Currency.  A national banking association is generally prohibited from making loans to its executive officers and directors at favorable rates or on terms not comparable to those prevailing to the general public.  Los Alamos National Bank does not offer any preferential loans to our executive officers or directors.

EXECUTIVE COMPENSATION

Our executive officers do not receive any separate compensation for services performed in their capacities as officers of Trinity.  However, for services performed for Trinity by certain officers, Trinity reimburses a percentage of the salary paid by Los Alamos National Bank. The following table sets forth information regarding compensation paid or accrued to our Chief Executive Officer and to each of the other most highly compensated executive officers of Trinity and Los Alamos National Bank whose aggregate salary and bonus exceeded $100,000 in 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation Awards
(a) Name and Principal Position	(b) Fiscal Year	(c) Salary($)	(d) Bonus ($)	(g) Securities Underlying Options/SARs(#)	(i) All Other Compensation (1) ($)

William C. Enloe	2003	$286,206	$90,244	28,000	$27,869
President and	2002	270,300	64,121	28,000	21,476
CEO of Trinity	2001	254,960	63,125	28,000	17,445

Steve W. Wells	2003	$190,804	$64,274	14,000	$19,058
President of Los	2002	181,901	53,071	14,000	15,530
Alamos National Bank	2001	169,876	49,608	14,000	11,786

(1)                                  All Other Compensation consists of ESOP contributions and related compensation and reimbursed vehicle expenses.

The following table sets forth all options to purchase our common stock granted to each of the named executive officers in 2003 and the potential value of such grants at the stock price appreciation rates of 5% and 10%, compounded annually over the maximum 10-year term of the options.  The 5% and 10% rates of appreciation are required to be disclosed by the Securities and Exchange Commission and do not constitute predictions of future appreciation, if any, in our stock price.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential realizable value at assumed annual rates of stock price appreciation for option term
(a) Name	(b) Options Granted (1) (#)	(c) % of Total Options Granted to Employees in Fiscal Year	(d) Exercise or Base Price ($/Share)	(e) Expiration Date	(f) 5%($)	(g) 10%($)
William C. Enloe	28,000	45.90%	$32.00	12/18/2013	$1,413,881	$2,251,368
Steve W. Wells	14,000	22.95%	$32.00	12/18/2013	$706,940	$1,125,684

(1)   Options become exercisable in equal portions on the first, second and third anniversaries of the date of grant.

The following table sets forth certain information concerning options exercised in 2003 by each of the named executive officers and the value (stock price less exercise price) of the remaining options held by those executive officers at year-end using the average ($31.00) of the high and low trading price of our common stock on December 31, 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
OPTION/SAR VALUES

(a) Name	(b) Shares Acquired on Exercise (#)	(c) Value Realized ($)	(d) Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		(e) Value of Unexercised In-the- Money Options/SARs at 12/31/03 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William C. Enloe	—	—	140,000	56,000	$2,214,333	$270,667
Steve W. Wells	—	—	70,000	28,000	$1,107,167	$135,333

Aggregated Equity Plan Information. Our stock-based benefit plans and arrangements consist solely of the 1998 Stock Option Plan that was approved by shareholders at the 1998 Annual Meeting.  The following table provides information regarding the plan as of December 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	313,000	$19.29	87,000
Equity compensation plans not approved by security holders	—	—	—
Total	313,000	$19.29	87,000

Compensation Committee Interlocks and Insider Participation. During 2003, the members of the Compensation Committee were Messrs. Kindsfather, Muir, Primak, Worcester and Ms. Johnson.  No executive officer served on the Board of Directors or Compensation Committee of any other corporation with respect to which any member of our Compensation Committee was engaged as an executive officer during 2003.

Employment Agreements. In March 1998, Trinity entered into an employment agreement with Mr. Enloe, President and Chief Executive Officer of Trinity, providing for an annual base salary of $200,000, which amount can be increased annually by the Board of Directors. The agreement provides for an initial five-year term, which automatically renews for one-year terms.  If Mr. Enloe’s employment is terminated by us other than for cause, as defined in the agreement, we will pay him a lump-sum amount equal to his base salary for 12 months (or, in the case of a termination following a change in control, as defined in the agreement, 18 months) at the rate then in effect.  In the event that Mr. Enloe’s employment is terminated without cause, he will continue to have the right to exercise any options granted to him under our stock option plan for two years.

In the event of a change in control of Trinity or Los Alamos National Bank, Mr. Enloe will be entitled to a fully vested grant of options in the amount of 28,000 shares for each full year of his employment remaining under the agreement.  Mr. Enloe will also be entitled during the term of the agreement to other compensation in the form of performance or target bonuses or deferred compensation plans in the discretion of the Board of Directors.

In March 1998, we entered into an employment agreement with Mr. Wells, President and Chief Administrative Officer of Los Alamos National Bank, providing for an annual base salary of $129,000, which amount can be increased annually by the Board of Directors.  The agreement provides for an initial five-year term, which automatically renews for one-year terms.  If Mr. Wells’

employment is terminated by us other than for cause, as defined in the agreement, we will pay him a lump-sum amount equal to his base salary for 6 months (or, in the case of a termination following a change in control, as defined in the agreement, 12 months) at the rate then in effect.  In the event that Mr. Wells’ employment is terminated without cause, he will continue to have the right to exercise any options granted to him under our stock option plan for two years.

In the event of a change in control of Trinity or Los Alamos National Bank, Mr. Wells will be entitled to a fully vested grant of options in the amount of 14,000 shares for each full year of his employment remaining under the agreement.  Mr. Wells will also be entitled during the term of the agreement to other compensation in the form of performance or target bonuses or deferred compensation plans in the discretion of the Board of Directors.

Report of the Compensation Committee on Executive Compensation

The report of the Compensation Committee below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Trinity specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

General.  Our executive compensation program is administered by the Compensation Committee of the Board of Directors.  The Committee is responsible for the oversight, approval and reporting to the Board of Directors on all elements of compensation for elected corporate officers.  Trinity and Los Alamos National Bank share an executive management team, the members of which are compensated by Los Alamos National Bank instead of Trinity.  Accordingly, each of their compensation packages, which are based upon their roles and performance for both Trinity and Los Alamos National Bank, are determined and approved by the Compensation Committee and the Board of Directors.

The Committee enlisted the services of a compensation consultant who reviewed the compensation packages of our executive officers and key management personnel during 2003. The conclusion of this review was that the compensation packages are competitive and comparable to those of our competitors for all positions studied. The Committee assessed the performance of Trinity’s executive officers and key management personnel for 2003.  The Compensation Committee met three times during 2003.

Compensation Philosophy and Objectives.  The executive compensation program is designed to guide the committee in formulating an appropriate compensation structure for senior management. The overall objective is to align senior management compensation with the objective of meeting our goals by creating strong incentives to manage the business successfully from both a financial and operating perspective. The executive compensation program is structured to accomplish the following specific objectives:

•                  Encourage a consistent and competitive return to shareholders;

•                  Maintain a program which:

•                  clearly motivates personnel to perform and succeed according to the current goals of Trinity and Los Alamos National Bank;

•                  retains key personnel critical to our long-term success; and

•                  emphasizes formula-based components, such as incentive plans, in order to better focus management efforts in our execution of corporate goals;

•                  Maintain a corporate environment which encourages stability and a long-term focus for both Trinity and Los Alamos National Bank and our management; and

•                  Ensure management:

•                  fulfills their overall responsibility to our constituents, including shareholders, customers, employees, the community and government regulatory agencies;

•                  conforms their business conduct to the highest ethical standards;

•                  remains free from any influences that could impair or appear to impair the objectivity and impartiality of their judgments or treatment of our constituents; and

•                  continues to avoid any conflict between their responsibilities to us and each individual’s personal interests.

There are four major components to executive officer compensation: base salary, a bonus (both cash and through participation in the ESOP), stock options and additional benefit plans.  The process utilized by the Committee in determining executive officer compensation levels for all of these components is based upon the Committee’s subjective judgment and takes into account both qualitative and quantitative factors.  No specific weights are assigned to such factors with respect to any compensation component.  Among the factors considered by the Compensation Committee are the recommendations of third party consultants hired from time to time.  However, the Committee makes the final compensation decisions concerning officers.

Base Salary and Bonus.  The Committee reviews each executive’s base salary on an annual basis.  The Committee believes that the base salaries should offer security to each executive and allow us to attract qualified executives and maintain a stable management team and environment.  The Committee targets base salaries at market levels, although they may be adjusted, either up or down, to reflect our performance.  Initially, base salaries are determined examining, among other things, an executive’s level of responsibility, prior experience, education, breadth of knowledge, our internal performance objectives and the current market level.

Annual adjustment to an executive’s base salary is driven by corporate and individual performance.  Corporate performance, measured primarily in terms of earnings per share, return on equity and assets and enhancement of book value per share, impacts an executive’s base salary.  In addition, the Compensation Committee will also measure individual performance.  When measuring individual performance, the Committee considers the individual’s efforts in achieving established financial and business objectives, managing and developing employees and enhancing long term relationships with customers.

An executive officer may receive a bonus as part of his or her compensation package.  Cash bonuses are entirely at the discretion of the Committee and are intended to reward the recipient for outstanding service to Trinity.  In addition to cash bonuses, Trinity may make a contribution, in cash and common stock, to all employees participating in the ESOP.  Such a contribution is based solely on our profitability over the previous year and is at the discretion of the Committee.  Each participant is awarded a pro rata portion of the overall contribution, based upon his or her participation levels in the ESOP as a whole. All of our employees who are over the age of 18 and have completed a minimum of 18 months employment with us prior to the plan year are eligible to receive profit sharing.  The profit sharing plan year runs from January 1 to December 31 of each year.  Profit sharing contributions are based solely on our profitability and are at the discretion of the Committee.  Each participant is awarded a pro rata portion of the overall contribution, based upon his or her participation levels in the profit sharing plan as a whole.

The compensation of Mr. Enloe, the President and Chief Executive officer of Trinity since 1979, was based upon his existing employment contract, his individual performance and contributions to Trinity and the community and Trinity’s overall growth and success. Accordingly, his base salary was increased by 6% from his 2002 base salary. Overall, salary increases for the other executive officers were at a rate comparable to the increases provided to officers with similar duties and responsibilities at comparable organizations. In 2003, the Committee awarded a bonus of $40,000 to the Chief Executive Officer in recognition of his superior work during the year. Certain other key personnel also received bonuses in 2003.

Stock Awards.  Our stock option plan is intended to promote equity ownership in Trinity by the directors and selected officers and employees, to increase their proprietary interest in our success and to encourage them to remain in our employ.  Options are issued at or above the market value of our common stock, thereby providing a benefit only upon future stock appreciation.

Executives receive stock option grants that are generally comparable to the long-term incentive opportunities granted to individuals with similar positions at financial institutions of similar size.  In 2003, the number of stock options granted increased by 19,000 shares from the number granted in 2002.

Benefits, Qualified Service Plans and Perquisites.  Benefits offered to executives are intended to serve a different purpose from base salary and stock options. While the benefits offered are competitive with the marketplace and help attract and retain executives, generally the benefits offered provide a safety net of protection against financial catastrophes that can result from illness, disability or death.  Benefits offered to executives are generally those offered to the general employee population, with some variation to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

Conclusion.  The Compensation Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and Trinity.  The Committee believes these policies motivate executives to contribute to our overall future successes, thereby enhancing our value for the benefit of all shareholders.

The Compensation Committee:

Robert P. Worcester (Chair)	Jerry Kindsfather
Deborah U. Johnson	Lewis A. Muir
Stanley D. Primak

AUDIT COMMITTEE REPORT

The report of the Audit Committee below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Trinity specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2003 with our management, our internal auditors and Neff & Ricci, LLP, our independent auditors.  The Committee discussed with Neff & Ricci the matters required to be discussed by Statement on Accounting Standards 61 (Communication With Audit

Committees). The Committee discussed with Neff & Ricci, the firm’s independence from Trinity and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The Committee concluded that Neff & Ricci is independent from Trinity and its management. The Committee reviewed its composition and concluded that all directors serving on the Committee are independent pursuant to the standards promulgated by Nasdaq.

Based on the review and discussions with management and Neff & Ricci, the Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

The Audit Committee:

Jeffrey F. Howell (Chair)	Lewis A. Muir
Jerry Kindsfather	Charles A. Slocomb
Arthur B. Montoya, Jr.	Robert P. Worcester

Shareholder Return Performance Graph

The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by Trinity shall not be deemed to include the following graph and related information unless it is specifically stated to be incorporated by reference into such document.

The following graph shows a comparison of cumulative total returns for Trinity, the Nasdaq Stock Market and an index of bank stocks that are quoted on the OTC-Bulletin Board and on Pink Sheets.  The cumulative total shareholder return computations assume the investment of $100 on December 31, 1998 and the reinvestment of all dividends.  Figures for Trinity’s common stock represent inter-dealer quotations, without retail markups, markdowns or commissions and do not necessarily represent actual transactions.  The graph was prepared at our request by SNL Securities LC, Charlottesville, Virginia.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Trinity Capital Corporation	100.00	194.22	198.59	213.65	229.76	338.09
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL >$500M OTC-BB and Pink Banks	100.00	82.52	71.33	66.90	86.45	120.49

ITEM 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes of directors, each of whom serves for a three-year term or until his or her successor is elected, as approved at the 2003 Annual Meeting.  Four directors will be elected at the 2004 Annual Meeting to serve for a three-year term expiring in 2007.  The following table contains certain information with respect to each person who has been nominated for election as a director or will continue as a director, including the year each became a director of Trinity and his or her position with us. The table also indicates the class and date each director’s current or proposed term will expire. Each director of Trinity also serves as a director of Los Alamos National Bank. Our Board of Directors recommends that you vote your shares “for” all nominees.

NOMINEES

Name	Director Since	Positions with Trinity	Proposed Class/Term
William C. Enloe	1978

President, Chief Executive Officer and Director of Trinity, Chairman of the Board and Chief Executive Officer of Los Alamos National Bank, and Chairman of the Board and Chief Executive Officer of Title Guaranty & Insurance Company

			Class I (expires 2007)

Deborah U. Johnson	2001	Director of Trinity and Los Alamos National Bank and Strategic Planning Committee Chair	Class I (expires 2007)

Lewis A. Muir	1990	Director of Trinity and Secretary and Director of Los Alamos National Bank	Class I (expires 2007)

Charles A. Slocomb	1999	Director of Trinity and Los Alamos National Bank	Class I (expires 2007)

CONTINUING DIRECTORS

Name	Director Since	Positions with Trinity	Class/Term
George A. Cowan	1963	Director of Trinity and Los Alamos National Bank	Class III (expires 2006)

Jeffrey F. Howell	2002	Vice Chairman of the Board, Audit Committee Chair and Director of Trinity and Los Alamos National Bank	Class III (expires 2006)

Jerry Kindsfather	1984	Chairman of the Board, Nominating and Corporate Governance Committee Chair and Director of Trinity and Los Alamos National Bank	Class II (expires 2005)

Name	Director Since	Positions with Trinity	Class/Term

Arthur B. Montoya, Jr.	2001	Director of Trinity and Los Alamos National Bank	Class III (expires 2006)

Stanley D. Primak	2001	Director of Trinity and Los Alamos National Bank	Class III (expires 2006)

Steve W. Wells	1985	Director and Secretary of Trinity and President, Chief Administrative Officer and Director of Los Alamos National Bank	Class II (expires 2005)

Robert P. Worcester	1995	Compensation Committee Chair and Director of Trinity and Los Alamos National Bank	Class II (expires 2005)

There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions.  No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer.  No nominee or director is a director of another “public corporation” (i.e. subject to the reporting requirements of the Securities Exchange Act of 1934) or of any investment company. We have no knowledge that any nominee will refuse or be unable to serve, but if any of the nominees are unavailable for election the holders of the proxies reserve the right to vote for substitute nominees proposed by the Board of Directors.

The business experience for each of the nominees and continuing directors is as follows:

Nominees for Directors Whose Terms Expire in 2004

William C. Enloe.  Mr. Enloe, age 55, has served as President and Chief Executive Officer of Trinity since 1979.  He is a member of the Board’s Loan, Funds Management, Technology, Trust and Strategic Planning Committees. Mr. Enloe has also served as the Chairman and Chief Executive Officer of Los Alamos National Bank since 1994. Mr. Enloe has been employed by Los Alamos National Bank since 1971 and served as the President and Chief Executive Officer from 1978-1994; Vice President from 1975-1978; Cashier from 1973-1975; and as a Loan Officer from 1971-1973.  Additionally, he has served as Chief Executive Officer and Chairman of the Board of Title Guaranty since May 2000.  In addition to his service to Trinity, Mr. Enloe is committed to New Mexico charities and economic development efforts. Mr. Enloe is Chairman of the Boards of Los Alamos/Northern New Mexico United Way Campaign, the Governor’s Business Advisory Council, Los Alamos Economic Development Research Park Committee and the New Mexico Banker’s Association Legislative Committee.  Mr. Enloe is also Treasurer of the New Mexico Economic Development Corporation. Additionally, he serves as a member of the Boards of Directors of the State Private Equity Investment Committee, the Association of Commerce and Industry, the North Central Accreditation, Los Alamos Economic Development Committee, Los Alamos Technical Associates, Inc., MIOX Corporation, and as a member of the Los Alamos National Laboratory Foundation, the Industrial Business Development Advisory Board, the American Banker’s Association Government Relations Council, and Quality New Mexico Judges Panel.

Deborah U. Johnson.  Ms. Johnson, age 52, has served as a member of the Boards of Directors of Trinity and Los Alamos National Bank since 2001. She has also served as Strategic Planning Committee Chair since 2002 and is a member of the Nominating and Corporate Governance, Compensation and Trust Committees. Ms. Johnson is the Chief Executive Officer and Director of Rick Johnson & Company, Inc., an advertising and marketing firm headquartered in Albuquerque, New Mexico.  Ms. Johnson is the New Mexico member on the Federal Reserve Bank of Kansas City’s Tenth District Economic Advisory Council.  Very active in the business community in Albuquerque, Ms. Johnson serves as Director for the Albuquerque Economic Development Committee (Chairman 2002 and 2003), University of New Mexico Anderson Schools of Management (Chairman 1999), the New Mexico Better Business Bureau (Chairman 1999), and the Central New Mexico Susan G. Komen Foundation (Chairman 2001), and the United Way Women’s Leadership Council. Ms. Johnson has a long history of commitment to the business community as well as charitable organizations in New Mexico and has served as, among other positions, a Director of the New Mexico Association of Commerce and Industry, Quality New Mexico and the Governor’s Business Executives for Education.  Ms. Johnson is past chairman of Affiliated Advertising Agencies International, and has received numerous professional awards including “Female Executive of the Year” by the New Mexico Chapter, National Association of Female Executives; “Top 100 Power Broker” by New Mexico Business Weekly; “Woman on the Move,” 1996 and “New Mexico of Vision,” 2004, by the YWCA; “Top 25 Women Business Owners” by New Mexico Woman Magazine; “Maxie Anderson Small Business Award” by the Greater Albuquerque Chamber of Commerce, 1999; and The “ZIA” Achievement Award from the University of New Mexico.

Lewis A. Muir.  Mr. Muir, age 71, has been a member of the Boards of Directors of Trinity and Los Alamos National Bank since 1990 and was the Audit Committee Chair from 1999 to 2003.  He is a member of the Board’s Loan, Funds Management, Compensation, Audit, and Strategic Planning Committees. Mr. Muir also serves as President and a member of the Board of Directors of Universal Properties, and is a member of the Los Alamos Chamber of Commerce where he was a past ex officio member of the Board of Directors.  He has also been a member of the Board of Directors of the Maternal Child Health Council since 1993.  Mr. Muir has been extensively involved in Los Alamos County government for many years, serving as a member of the Council of the Incorporated County of Los Alamos from 1993 to 2003, as a member of the Board of Directors and as Treasurer of the New Mexico Association of Counties from 1993 to 2003. Mr. Muir is a current member and past President of the Los Alamos Rotary Club.

Charles A. Slocomb.  Mr. Slocomb, age 57, has been a member of the Boards of Directors of Trinity and Los Alamos National Bank since 1999. Mr. Slocomb is a member of the Board’s Technology, Trust and Audit Committees. He has been employed by Los Alamos National Laboratory as a Program Manager since March 2002 and has held various management positions at the Laboratory, including Project Director, Division Director and Group Leader. He also serves as a member of the Board of Directors and Vice President of Laguna Vista Land Owners Association and as a volunteer firefighter for the Laguna Vista Volunteer Fire Department. He and his wife, Connie, live in Santa Fe, New Mexico.

Directors Whose Terms Expire in 2005

Jerry Kindsfather.  Mr. Kindsfather, age 54, has served as the Chairman of the Board of Directors of Trinity since 2000, as a member of the Boards of Directors of Trinity and Los Alamos National Bank since 1984 and as a member of the Board of Directors of Title Guaranty &

Insurance Company since May 2000. He is also Chair of the Nominating and Corporate Governance Committee and is a member of the Audit, Compensation, Trust, Strategic Planning, Loan and Funds Management Committees. Mr. Kindsfather retired in November 2003 after serving as the President of AKC, Inc. since 1970 and as co-owner of Ed’s Foods, a retail grocery store located in Los Alamos, New Mexico, since 1970.

Steve W. Wells.  Mr. Wells, age 48, has served as President and Chief Administrative Officer of Los Alamos National Bank since 1994. He has served on the Boards of Directors of Trinity and Los Alamos National Bank since 1986, as Trinity’s Secretary since 1986 and as a member of the Board of Directors of Title Guaranty since May 2000. He is also a member of the Board’s Loan, Funds Management, Technology, Trust and Strategic Planning Committees. Mr. Wells has been employed by Los Alamos National Bank since 1985 and previously held the position of Executive Vice President from 1985 to 1994.  He is currently a member of the Boards of Directors of Quality New Mexico, Los Alamos Family YMCA and the Western States School of Banking where he also serves as a faculty member. Mr. Wells is the President of the New Mexico Bankers Association and is a member of the Association’s Board of Directors.

Robert P. Worcester.  Mr. Worcester, age 57, has been a member of the Boards of Directors of Trinity and Los Alamos National Bank since 1995. Mr. Worcester is also the Chair of the Compensation Committee and is a member of the Audit, Nominating and Corporate Governance, Trust and Strategic Planning Committees. He has been the President and a 50% shareholder of Worcester & McKay, P.C. since 1993, where he is a practicing attorney, and is a member of Worcester & McKay, LLC.  Mr. Worcester has been recognized by “The Best Lawyers in America” for the last 14 years and has been recently recognized by “Outstanding Lawyers in America.”  He is also a Fellow of the American College of Trust and Estate Counsel. He also serves as the President of the Georgia O’Keefe Foundation.  In addition, Mr. Worcester serves as a member of the Board of Directors and President of the Santa Fe Art Foundation, as a member of the Board of Directors and as President of the John Bourne Foundation, as a member of the Board of Directors and Secretary of the Allan Houser Foundation, and as a member of the Board of Directors and Secretary of the Veritas Foundation.

Directors Whose Terms Expire in 2006

George A. Cowan.  Dr. Cowan, age 84, has served as a member of the Board of Directors of Trinity since its formation and has been a director of Los Alamos National Bank since 1963. Dr. Cowan was Chairman of the Board of Trinity from 1977 to 1995 and of Los Alamos National Bank from 1965 to 1994. He is a member of the Board’s Loan, Funds Management and Trust Committees. In 1988, he retired from Los Alamos National Laboratory after 40 years of service, over which period he was employed as a staff member, Associate Director for Research and Senior Fellow. Since retiring, Dr. Cowan has continued to serve as a Senior Fellow Emeritus to the Laboratory and was awarded the Los Alamos National Laboratory Medal in 2002. He served as a member of the White House Science Council under President Reagan from 1982 to 1985. Dr. Cowan is the founding member of the Santa Fe Institute, serving as its President from 1984 to 1991.  He continues to serve on the Board of Directors and is a Distinguished Fellow of the Institute.  He also serves as a member of the Board of Directors of Los Alamos National Laboratory Foundation and the Advisory Board for the Center for Neural Basis of Cognition.  Dr. Cowan was awarded a Presidential Citation from the Department of Energy in 1990, the New Mexico Academy of Science Distinguished Scientist Award in 1975, the Robert H. Goddard Award in 1984, the E.O. Lawrence Award in 1965 and the Enrico Fermi Prize in 1991 for his contributions during his career as a nuclear scientist.  He was awarded the Los Alamos Living

Treasures Award in 2003. He is a fellow and/or member of several societies, including the American Academy of Arts and Sciences, the American Chemical Society, the American Physical Society and Sigma Xi and has received honorary degrees from several universities.

Jeffrey Howell.  Ms. Howell, age 51, has served as a member of the Boards of Directors of Trinity and Los Alamos National Bank since 2002 and Vice Chairman of the Board of Trinity since October 2003. She is the Chair of the Audit Committee and serves as the audit committee financial expert. Ms. Howell is also a member of the Board’s Loan and Funds Management Committees. She is President and Chief Executive Officer of Howell Fuel and Lumber Company, Inc., headquartered in Wallkill, New York.  She was the founder and managing Director of Howell Meyers Associates from 1997 to 2001, was employed in various capacities at Harvard University from 1985 to 1991, including as Associate Director for Administration at Harvard College Observatory and Assistant Dean for Financial Operations in the Faculty of Arts and Sciences. She was an accountant in the Emerging Business Systems Group at Coopers & Lybrand from 1982 to1984 after having received her Masters of Business Administration from Yale University. She is also a member of the Board of Directors of the Los Alamos National Laboratory Foundation for which she also serves as Treasurer, membership chair of the League of Women Voters of Los Alamos, a member of the J. R. Oppenheimer Memorial Committee, a volunteer for the North Mesa Riders, a therapeutic horseback riding program, a member and assistant instructor for the Los Alamos Dog Obedience Club and a Dog Handler and Search and Rescue volunteer for the Mountain Canine Corps of Los Alamos.

Arthur B. Montoya, Jr., DDS.  Dr. Montoya, age 40, has served as a member of the Boards of Directors of Trinity and Los Alamos National Bank since 2001. He is a member of the Board’s Audit, Nominating and Corporate Governance and Loan Committees. Dr. Montoya runs a successful dental practice in Los Alamos, New Mexico.  He also serves as a member of the Board of Directors of the Los Alamos Girls Basketball League, President of the Pajarito Home Owners Association, teaches religious education at Immaculate Heart of Mary Catholic Church and is a Los Alamos girls basketball coach.

Stanley D. Primak.  Mr. Primak, age 53, has served as a member of the Boards of Directors of Trinity and Los Alamos National Bank since 2001. He is also a member of the Board’s Loan, Compensation and Nominating and Corporate Governance Committees.  Mr. Primak is Vice President of Primak Builders, Inc., a residential construction company in Los Alamos, New Mexico, a position he has held since 1996, and is Vice-President of Tranquillo Partners, a residential construction and real estate management company. He is also a member of the Board of Directors of Los Alamos County Transportation Board, and is a member of the Los Alamos Chamber of Commerce, the Santa Fe Area Homebuilders Association and the New Mexico Homebuilders Association.

In addition, the following individual serves as an executive officer of Trinity and Los Alamos National Bank:

Daniel Bartholomew.   Mr. Bartholomew, age 38, has served as Chief Financial Officer of Trinity and Vice President and Chief Financial Officer of Los Alamos National Bank since February 2003.  Mr. Bartholomew has been with Los Alamos National Bank since 1987, serving in a variety of positions, including Teller Supervisor, Assistant Cashier, Cashier and Vice President/Cashier.  He is also the Chairman of the Board’s Funds Management/Investment Committee and a member of the ESOP Advisory Board of Trinity Capital Corporation.

ITEM 2

APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

Shareholders will be asked to ratify the appointment of Neff & Ricci, LLP (“Neff”) as our independent public accountants for the year ending December 31, 2003.  If the appointment of Neff is not ratified, the matter of the appointment of independent public accountants will be considered by the Audit Committee and Board of Directors.  A representative of Neff is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Change in Accountants. On the recommendation of Trinity’s Audit Committee, Trinity’s Board of Directors dismissed Arthur Andersen, LLP (“Andersen”) on April 23, 2002. On that same date, the Board engaged the services of Neff & Ricci, LLP as Trinity’s independent public accountants to replace Arthur Anderson.  Neff has served as our independent public accountants since April 2002.  Neither of Neff’s reports on our consolidated financial statements for the fiscal years ended December 31, 2002 and 2003, contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principals.

In connection with the audits of our consolidated financial statements for the fiscal years ended December 31, 2000 and 2001, and in the subsequent interim period to April 23, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter in connection with their report on our consolidated financial statements for those years.  During that same period, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, as promulgated by the Securities and Exchange Commission.

During the fiscal years ended December 31, 2000 and 2001, and through the interim period, we did not consult with Neff regarding any matter that was either the subject of disagreement or a reportable event, nor did we consult Neff regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements and no written report or oral advice was provided which was an important factor considered in reaching a decision as to any accounting, auditing or financial reporting issue.

Accountant Fees

Audit Fees. The aggregate amount of fees billed by Neff for its audit of Trinity’s financial statements for 2003 and 2002 were $152,843 and $210,851, respectively. The audit services included the review of financial statements included in our quarterly reports on Form 10-Q, and other services normally performed by independent auditors in connection with statutory and regulatory filings.

Audit Related Fees. The aggregate amount of audit related fees billed by Neff for 2003 and 2002 were $12,424 and $8,000, respectively. The majority of these services related to the audit of Trinity’s ESOP and 401(k) plan.

Tax Fees. The aggregate amount of tax fees billed by Neff for 2003 was $11,000, for the preparation of Trinity’s federal and state tax returns. Neff did not perform tax services for us in 2002.

All Other Fees. Neff did not bill for any other services in 2003 or 2002.

The Audit Committee, after consideration of the matter, does not believe the rendering of these services by Neff to be incompatible with maintaining Neff’s independence as our principal accountant.

Pre-Approval

All audit services, audit related services and tax services performed in 2003 were pre-approved by the Audit Committee. The Committee concluded that the provision of such services by Neff was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by Neff. The Audit Committee will, as necessary, consider and, if appropriate, approve the provision of audit and non-audit services which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law.

The Board of Directors unanimously, and with the recommendation of the Audit Committee, recommends a vote “for” the approval of Neff & Ricci, LLP as our independent auditors for 2004.

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
TRINITY CAPITAL CORPORATION TO BE HELD ON MAY 20, 2004

The undersigned hereby appoints Cathe McClard or Tim Doyle, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders, to be held at the Hilltop House Hotel located at 400 Trinity Drive, Los Alamos, New Mexico, on the 20th day of May, 2004 at 6:00 p.m., or any adjournments or postponements of the meeting, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement , receipt of which is hereby acknowledged, as follows:

1.               ELECTION OF DIRECTORS:

FOR all nominees	FOR only nominees as marked below	WITHHOLD AUTHORITY to vote for all nominees listed below
☐
	William C. Enloe ☐ Deborah U. Johnson ☐ Lewis A. Muir ☐ Charles A. Slocomb ☐	☐

2.               RATIFICATION OF THE APPOINTMENT OF Neff & Ricci LLP as Trinity’s independent public accountants for the year ending December 31, 2004:

For ☐	Against ☐	Abstain ☐

3.               OTHER ITEMS: In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2.

Dated:	, 2004

Signature(s)

NOTE:  PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE.  ALL JOINT OWNERS OF SHARES SHOULD SIGN.  STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.  PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.